UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

MASS PETROLEUM INC.
(Exact name of registrant as specified in charter)

Nevada	000-53447	20-5893809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 507 – 700 West Pender Street
Vancouver, British Columbia, Canada	V6C 1G8
(Address of principal executive offices)	(Zip Code)

(604) 688-6380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2009, Mass Petroleum Inc. (the “Company”) entered into a non-binding Letter of Intent with Guardian Exploration Inc. (“Guardian”) whereby the Company will purchase Guardian’s working interest in the Girouxville Project. The Girouxville Project consists of a high working interest in three light oil wells. The project is located in Alberta and is surrounded by other producing oil companies. The preliminary terms are that the Company will acquire 100% of Guardian’s working interest for a total price of CAD $3,350,000, comprised of CAD $2,000,000 cash and 2,700,000 shares of the Company’s common stock. The transaction is schedule to close before September 30, 2009 but is subject to the Company’s due diligence investigation and also the negotiation of a final, formal contract.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 10, 2009, the Company received a resignation notice from Oleg Bilinksi from all of his positions with the Company, including President, Chief Executive Officer and a Director on its Board of Directors.

Mr. Bilinksi’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 10, 2009, the Company appointed Gary Chayko, as its new President and Chief Executive Officer.

On August 10, 2009, a majority of the Company’s shareholders elected, by written consent without a meeting, Gary Chayko as a Director on its Board of Directors to fill the vacancy created by Mr. Bilinski’s resignation.

Gary Chayko was formerly our director and our President and Chief Executive Officer since our inception on February 14, 2006 to June 24, 2008. From January to December 2002 Mr. Chayko served as Vice President of Iroquois West, in a joint venture with Cott Beverages, that purchased and reestablished a spring water bottling plant in Canada. From September 2006 to the present Mr. Chayko has been the Chief Executive Officer and a director of Coatit Industries, a polyurea coating and spray foam insulation company in Ottawa, Ontario, Canada. From 1983 to the present, Mr. Chayko has been a lawyer engaged in private practice as a sole practitioner. He is certified as a specialist in Criminal Law by the Law Society of Upper Canada. In the course of his practice he has been engaged as a private prosecutor for a number of environmental offences and Fishery Act offences which concerned pollution. Mr. Chayko is the author and Editor in Chief of Forensic Evidence in Canada, (Canada Law book 1991 and 2d edition 1999), a textbook on forensic science for Canadian Lawyers, Judges and Police. He taught the forensic course at the University of Ottawa, Faculty of Law in 1999.

Mr. Chayko will serve as President, Chief Executive Officer and a Director the Company’s Board of Directors until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer or director. There are no family relationship between Mr. Chayko and any of our officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS PETROLEUM INC.

Date: August 14, 2009	By:	/s/ Jordan Shapiro
Jordan Shapiro, Director